UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2006

American Telecom Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	1-32736 (Commission File No.)	77-0602480 (IRS Employer Identification No.)

2466 Peck Road
City of Industry, California 90601
(Address of principal executive offices)

Registrant’s telephone number: (562) 908-1287

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 10, 2006, Robert S. Picow was elected to our Board of Directors.

Mr. Picow has served as Chairman of Cenuco Inc. (Amex:ICU), a publicly traded company engaged in wireless application development and software solutions, since April 2004, and as a director of Cenuco since July 2003. Mr. Picow has served as a director of InfoSonics Corporation, a distributor of wireless handsets and accessories in the United States and Latin America, since December 2003, as a director of Streicher Mobile Fueling, a fuel distribution company, since March 2001 and as a director of Fundamental Management Corporation, a private fund management company, since May 2001. Mr. Picow served as Vice Chairman and a director of BrightPoint from 1996 until 1997. Subsequent to his last position with BrightPoint in 1997, Mr. Picow was not employed until accepting the directorship in Fundamental Management Corporation in 2001. Mr. Picow was chief executive officer of Allied Communications, a cellular telephone and accessory distribution company, from its formation in 1986 until it merged with BrightPoint in 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TELECOM SERVICES, INC.

Dated: May 16, 2006	By:	/s/ Lawrence Burstein
Name: Lawrence Burstein
Title: Chairman